Exhibit 99.1

For Information Contact:

Investor Relations

Varian, Inc.

650.424.5471

ir@varianinc.com

VARIAN, INC. REPORTS FIRST QUARTER 2008 RESULTS

•	Sales Up 9%

•	Non-GAAP and GAAP Operating Earnings Up 6%

•	Non-GAAP Diluted EPS Up 15%, GAAP Diluted EPS Up 16%

PALO ALTO, Calif. — Varian, Inc. (NasdaqGS: VARI) today reported first quarter 2008 revenues of $237.4 million, representing an increase of 8.9% over revenues of $217.9 million in the first quarter of fiscal year 2007. The increase was broad-based, with growth in sales of products for both life science and industrial (which includes environmental, food and energy) applications. Sales increased in all geographic regions, with particularly strong sales growth in Asia Pacific and Latin America.

Non-GAAP (adjusted) net earnings for the first quarter of fiscal year 2008 increased 13.8% to $21.5 million, or $0.70 diluted earnings per share, compared to $18.9 million, or $0.61 diluted earnings per share, in the first quarter of fiscal year 2007. On a GAAP basis, net earnings in the first quarter of fiscal year 2008 were $17.6 million, or $0.57 diluted earnings per share, compared to $15.4 million, or $0.49 diluted earnings per share, in the first quarter of fiscal year 2007.

Adjusted operating earnings increased 6.1% to $30.1 million in the first quarter of fiscal year 2008, compared to $28.4 million in the first quarter last year. Adjusted operating profit margin was 12.7% in the first quarter of fiscal year 2008, compared to 13.0% in the prior-year quarter. This decrease was primarily due to lower adjusted operating margins in the Vacuum Technologies segment in the current quarter compared to unusually strong results in the year-ago quarter. In addition, the sales growth in the first quarter of fiscal year 2008 was entirely attributable to the Scientific Instruments segment, which has lower adjusted operating margins than the Vacuum Technologies segment. On a GAAP basis, operating earnings were $24.1 million and operating profit margin was 10.2% in the first quarter of fiscal year 2008, compared to $22.9 million and 10.5% in the same quarter a year ago.

Adjusted income tax expense was $10.1 million (a 31.9% effective tax rate) in the first quarter of fiscal year 2008, compared to $10.2 million (a 35.1% effective tax rate) in the prior-year quarter. The lower effective tax rate in the first quarter of fiscal year 2008 reflects the positive outcome of tax uncertainties during the quarter. The effective tax rate for the full fiscal year 2008 is expected to be approximately 34.5% to 35.5%. On a GAAP basis, income tax expense was $8.1 million (a 31.4% effective tax rate) in the first quarter of fiscal year 2008, compared to $8.3 million (a 35.0% effective tax rate) in the same quarter a year ago.

“Our balanced approach of focusing on a broad array of applications, product lines and geographies positioned us to deliver another solid financial performance with record orders, sales, and earnings for any first quarter,” said Garry W. Rogerson, President and Chief Executive Officer. “We accomplished this even though we incurred higher costs relating to sales commissions on strong orders, new product introductions and other initiatives in our Scientific Instruments segment, all of which should benefit us later in the year.”

For a complete reconciliation of non-GAAP (adjusted) financial information used in this press release to the most directly comparable GAAP financial information, please refer to the attached Reconciliations of GAAP to Adjusted Results, Actual.

Results by Segment

Scientific Instruments revenues for the first quarter of fiscal year 2008 were $197.0 million, representing an increase of 11.4% over revenues of $176.9 million in the first quarter of the prior fiscal year. Adjusted operating profit margin was 12.7% in the first quarters of both fiscal years 2008 and 2007. On a GAAP basis, operating profit margin was 10.1% in the first quarter of fiscal year 2008, compared to 10.7% in the same quarter a year ago.

Vacuum Technologies revenues decreased 1.6% to $40.4 million in the first quarter of fiscal year 2008, compared to $41.1 million in the first quarter of fiscal year 2007. Adjusted operating profit margin was 19.5% in the first quarter of fiscal year 2008, compared to an unusually high 22.2% in the first quarter of the prior fiscal year. On a GAAP basis, operating profit margin was 19.1% in the first quarter of fiscal year 2008, compared to 20.4% in the prior-year quarter.

Webcast Conference Call

Varian, Inc. will be providing a live webcast (in listen-only mode) of its investor conference call to review its first quarter results later today, January 23, 2008, at 2:00 p.m. Pacific time. The call may be heard via the Internet by going to www.varianinc.com, clicking on the Investors link at the top of the right side of the page, and then clicking on the Live Webcast link.

Non-GAAP (Adjusted) Financial Measures

This press release includes non-GAAP (adjusted) financial measures for cost of sales, selling, general and administrative expenses, research and development expenses, operating earnings, operating profit margins, income tax expense, net earnings and diluted earnings per share. These non-GAAP financial measures exclude share-based compensation expense, acquisition-related intangible and inventory write-up amortization and restructuring and other related costs. Reconciliations of each of these non-GAAP financial measures to the most directly comparable GAAP financial measures are detailed in the Reconciliations of GAAP to Adjusted Results attached to this press release. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding acquisition-related intangible and inventory write-up amortization provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends. In addition, investors have indicated to us that they analyze the benefits of acquisitions based on the cash return on the investment made, and thus consider financial measures excluding acquisition-related intangible and inventory write-up amortization as important, useful information.

We similarly believe that excluding share-based compensation expense and restructuring and other related costs (principally related to facility closures and employee terminations to improve operational efficiency) provides supplemental information and an alternative presentation useful to investors’ understanding of the company’s core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. Investors have indicated that they consider financial measures of our results of operations excluding share-based compensation expense and restructuring and other related costs as important supplemental information useful to their understanding of our historical results and estimating of our future results.

We also believe that, in excluding share-based compensation expense, acquisition-related intangible and inventory write-up amortization and restructuring and other related costs, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with GAAP.

Caution Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations, are not guarantees of future performance, and involve certain risks and uncertainties that could cause the company’s actual results to differ materially from management’s current expectations and the forward-looking statements made in this press release. Those risks and uncertainties include, but are not limited to, the following: whether we will succeed in new product development, commercialization, performance and acceptance; whether we can achieve continued growth in sales for industrial applications and/or stronger growth in sales for life science applications; whether we can achieve continued sales growth in Europe and Asia Pacific and/or stronger growth in sales in the U.S.; risks arising from the timing of shipments, installations and the recognition of revenue on certain magnet-based products, including nuclear magnetic resonance (NMR), magnetic resonance (MR) imaging and fourier-transform mass spectrometer (FTMS) systems and superconducting magnets; the impact of shifting product mix on profit margins; competitive products and pricing; economic conditions in the company’s product and geographic markets; whether we will see continued and timely delivery of key raw materials and components by suppliers; foreign currency fluctuations that could adversely impact revenue growth and earnings; whether we will see continued investment in capital equipment; whether we will see reduced demand from customers that operate in cyclical industries; the impact of any delay or reduction in government funding for research; our ability to successfully evaluate, negotiate and integrate acquisitions; the actual costs, timing and benefits of restructuring activities (such as our Northern California facility consolidation) and other efficiency improvement activities (such as our global procurement and outsourcing initiatives); the timing and amount of discrete tax events; the timing and amount of share-based compensation; and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission. We disclaim any intent or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise.

About Varian, Inc.

Varian, Inc. is a leading worldwide supplier of scientific instruments and vacuum technologies for life science and industrial applications. The company provides complete solutions, including instruments, vacuum products, laboratory consumable supplies, software, training and support through its global distribution and support systems. Varian, Inc. employs approximately 3,900 people worldwide and operates manufacturing facilities in North America, Europe and Asia Pacific. Varian, Inc. had fiscal year 2007 sales of $921 million, and its common stock is traded on the NASDAQ Global Select Market under the symbol “VARI.” Further information is available on the company’s Web site: www.varianinc.com.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF EARNINGS

(In thousands, except per share amounts)

First Quarter FY 2008 and First Quarter FY 2007

	Fiscal Quarter Ended
	December 28, 2007		December 29, 2006
Sales	$237,431		$217,938
Cost of sales	130,129	(1)	118,239	(7)

Gross profit	107,302		99,699

Operating expenses
Selling, general and administrative	65,980	(2)	61,201	(8)
Research and development	17,180	(3)	15,610	(9)

Total operating expenses	83,160		76,811

Operating earnings	24,142	(4)	22,888	(10)

Interest income (expense)
Interest income	1,937		1,269
Interest expense	(449)		(534)

Total interest income, net	1,488		735

Earnings before income taxes	25,630		23,623
Income tax expense	8,046	(5)	8,268	(11)

Net earnings	$17,584	(6)	$15,355	(12)

Net earnings per diluted share	$0.57	(6)	$0.49	(12)

Diluted shares outstanding	30,900		31,058

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (see also attached reconciliations of GAAP to Adjusted results for each of these measures):

(1)	$127,661 on an adjusted basis excluding $1,391 in acquisition-related intangible amortization, $480 in acquisition-related inventory write-up amortization, $488 in restructuring and other related costs and $109 in share-based compensation expense.
(2)	$62,935 on an adjusted basis excluding $438 in acquisition-related intangible amortization, $1,193 in restructuring and other related costs and $1,414 in share-based compensation expense.
(3)	$16,745 on an adjusted basis excluding $320 in restructuring and other related costs and $115 in share-based compensation expense.
(4)	$30,090 on an adjusted basis excluding the adjustments described in items (1) – (3) above.
(5)	$10,083 on an adjusted basis excluding the tax impact of the adjustments described in items (1) – (3) above.
(6)	$21,495 and $0.70 per diluted share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (1) – (3) above.
(7)	$116,514 on an adjusted basis excluding $1,346 in acquisition-related intangible amortization, $271 in acquisition-related inventory write-up amortization and $108 in share-based compensation expense.
(8)	$57,576 on an adjusted basis excluding $901 in acquisition-related intangible amortization, $115 in restructuring and other related costs and $2,609 in share-based compensation expense.
(9)	$15,482 on an adjusted basis excluding $128 in share-based compensation expense.
(10)	$28,366 on an adjusted basis excluding the adjustments described in items (7) – (9) above.
(11)	$10,215 on an adjusted basis excluding the tax impact of the adjustments described in items (7) – (9) above.
(12)	$18,886 and $0.61 per diluted share, respectively, on an adjusted basis excluding the adjustments (net of related tax effects) described in items (7) – (9) above.

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands, except par value amounts)

	December 28, 2007	September 28, 2007
ASSETS

Current assets
Cash and cash equivalents	$197,680	$196,396
Accounts receivable, net	175,431	187,429
Inventories	157,843	140,533
Deferred taxes	38,288	38,068
Prepaid expenses and other current assets	17,114	17,332

Total current assets	586,356	579,758

Property, plant and equipment, net	108,715	110,792
Goodwill and intangible assets, net	237,202	225,332
Other assets	20,398	20,951

Total assets	$952,671	$936,833

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$6,250	$6,250
Accounts payable	71,712	72,588
Deferred profit	11,384	13,641
Accrued liabilities	161,574	159,109

Total current liabilities	250,920	251,588

Long-term debt	18,750	18,750
Deferred taxes	4,028	4,050
Other liabilities	40,935	44,358

Total liabilities	314,633	318,746

Stockholders’ equity
Preferred stock—par value $0.01, authorized—1,000 shares; issued—none	—	—
Common stock—par value $0.01, authorized—99,000 shares; issued and outstanding— 30,430 shares at December 28, 2007 and 30,345 shares at September 28, 2007	362,328	351,330

Retained earnings	207,598	199,471
Accumulated other comprehensive income	68,112	67,286

Total stockholders’ equity	638,038	618,087

Total liabilities and stockholders’ equity	$952,671	$936,833

VARIAN, INC. AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In thousands, except par value amounts)

	Fiscal Quarter Ended
	December 28, 2007	December 29, 2006
Cash flows from operating activities
Net earnings	$17,584	$15,355
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	6,834	6,793
Gain on disposition of property, plant and equipment	(222)	(34)
Share-based compensation expense	1,719	2,845
Deferred taxes	765	(797)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	13,773	10,068
Inventories	(15,152)	(5,663)
Prepaid expenses and other current assets	272	(1,084)
Other assets	(24)	286
Accounts payable	(1,372)	(337)
Deferred profit	(2,254)	(125)
Accrued liabilities	(3,319)	(4,467)
Other liabilities	(1,501)	(448)

Net cash provided by operating activities	17,103	22,392

Cash flows from investing activities
Proceeds from sale of property, plant and equipment	341	119
Purchase of property, plant and equipment	(3,459)	(2,054)
Purchase of businesses, net of cash acquired	(9,987)	(3,000)

Net cash used in investing activities	(13,105)	(4,935)

Cash flows from financing activities
Repayments of debt	—	(1,250)
Repurchase of common stock	(15,102)	(37,055)
Issuance of common stock	9,518	2,353
Excess tax benefit from share-based plans	2,390	1,173
Transfers to Varian Medical Systems, Inc.	(212)	(207)

Net cash used in financing activities	(3,406)	(34,986)

Effects of exchange rate changes on cash and cash equivalents	692	4,677

Net increase (decrease) in cash and cash equivalents	1,284	(12,852)
Cash and cash equivalents at beginning of period	196,396	154,155

Cash and cash equivalents at end of period	$197,680	$141,303

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands)

First Quarter FY 2008 and First Quarter FY 2007

	Fiscal Quarter Ended
	December 28, 2007	December 29, 2006
TOTAL COMPANY
Cost of Sales
U.S. GAAP as reported	$130,129	$118,239
Adjustments:
Share-based compensation expense	(109)	(108)
Acquisition-related intangible amortization	(1,391)	(1,346)
Acquisition-related inventory write-up amortization	(480)	(271)
Restructuring and other related costs	(488)	—

As adjusted	$127,661	$116,514

Selling, General and Administrative
U.S. GAAP as reported	$65,980	$61,201
Adjustments:
Share-based compensation expense	(1,414)	(2,609)
Acquisition-related intangible amortization	(438)	(901)
Restructuring and other related costs	(1,193)	(115)

As adjusted	$62,935	$57,576

Research and Development
U.S. GAAP as reported	$17,180	$15,610
Adjustments:
Share-based compensation expense	(115)	(128)
Restructuring and other related costs	(320)	—

As adjusted	$16,745	$15,482

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

First Quarter FY 2008 and First Quarter FY 2007

	Fiscal Quarter Ended
	December 28, 2007	December 29, 2006
TOTAL COMPANY (Continued)
Operating Earnings
U.S. GAAP as reported	$24,142	$22,888
Adjustments:
Share-based compensation expense	1,638	2,845
Acquisition-related intangible amortization	1,829	2,247
Acquisition-related inventory write-up amortization	480	271
Restructuring and other related costs	2,001	115

As adjusted	$30,090	$28,366

Operating Margins
U.S. GAAP as reported	10.2%	10.5%
Adjustments:
Share-based compensation expense	0.7	1.3
Acquisition-related intangible amortization	0.8	1.0
Acquisition-related inventory write-up amortization	0.2	0.1
Restructuring and other related costs	0.8	0.1

As adjusted	12.7%	13.0%

Income Tax Expense
U.S. GAAP as reported	$8,046	$8,268
Tax impact of adjustments:
Share-based compensation expense	533	1,023
Acquisition-related intangible amortization	639	789
Acquisition-related inventory write-up amortization	167	95
Restructuring and other related costs	698	40

As adjusted	$10,083	$10,215

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except per share data)

First Quarter FY 2008 and First Quarter FY 2007

	Fiscal Quarter Ended
	December 28, 2007	December 29, 2006
TOTAL COMPANY (Continued)
Net Earnings
U.S. GAAP as reported	$17,584	$15,355
Adjustments:
Share-based compensation expense	1,105	1,822
Acquisition-related intangible amortization	1,190	1,458
Acquisition-related inventory write-up amortization	313	176
Restructuring and other related costs	1,303	75

As adjusted	$21,495	$18,886

Diluted Earnings Per Share
U.S. GAAP as reported	$0.57	$0.49
Adjustments:
Share-based compensation expense	0.04	0.06
Acquisition-related intangible amortization	0.04	0.05
Acquisition-related inventory write-up amortization	0.01	0.01
Restructuring and other related costs	0.04	—

As adjusted	$0.70	$0.61

VARIAN, INC. AND SUBSIDIARY COMPANIES

RECONCILIATION OF GAAP TO ADJUSTED RESULTS - ACTUAL

UNAUDITED RESULTS OF OPERATIONS

(In thousands, except margin data)

First Quarter FY 2008 and First Quarter FY 2007

	Fiscal Quarter Ended
	December 28, 2007	December 29, 2006
SCIENTIFIC INSTRUMENTS SEGMENT
Operating Earnings
U.S. GAAP as reported	$19,802	$18,867
Adjustments:
Share-based compensation expense	846	1,030
Acquisition-related intangible amortization	1,829	2,247
Acquisition-related inventory write-up amortization	480	271
Restructuring and other related costs	2,001	115

As adjusted	$24,958	$22,530

Operating Margins
U.S. GAAP as reported	10.1%	10.7%
Adjustments:
Share-based compensation expense	0.4	0.5
Acquisition-related intangible amortization	1.0	1.2
Acquisition-related inventory write-up amortization	0.2	0.2
Restructuring and other related costs	1.0	0.1

As adjusted	12.7%	12.7%

VACUUM TECHNOLOGIES SEGMENT
Operating Earnings
U.S. GAAP as reported	$7,733	$8,385
Adjustments:
Share-based compensation expense	149	723

As adjusted	$7,882	$9,108

Operating Margins
U.S. GAAP as reported	19.1%	20.4%
Adjustments:
Share-based compensation expense	0.4	1.8

As adjusted	19.5%	22.2%

GENERAL (UNALLOCATED) CORPORATE
Operating Earnings
U.S. GAAP as reported	$(3,393)	$(4,365)
Adjustments:
Share-based compensation expense	643	1,092

As adjusted	$(2,750)	$(3,273)